SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 1, 2011
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
______________________________
(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 1, 2011, the audit committee (the “Audit Committee”) of the board of directors of Zion Oil & Gas, Inc. (the “Company”) was notified by Somekh Chaikin ("SC"), a member of KPMG International, the Company’s independent registered public accounting firm, that SC will have to resign as the Company’s independent registered public accounting firm following the filing of the Company’s quarterly report on Form 10-Q for the three months ending September 30, 2011, in accordance with the requirements of the Texas State Board Public Accountancy (“Texas State Board”). SC’s action was taken in light of an agreed cease and desist order that SC entered into with the Texas State Board following an inquiry by the Texas State Board regarding SC’s ability to provide attestation services for companies with principal executive offices in the State of Texas without being registered by the Texas State Board. SC informed the Company that, as a result of these developments, it can no longer provide auditing services to companies with principal executive offices in Texas. The Company’s principal executive offices are located in Dallas, Texas.

Except as discussed in the next succeeding paragraph, the audit reports of SC on the Company's financial statements and the effectiveness of the Company’s internal control over financial reporting for the 2010 and 2009 fiscal years did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

SC's report on the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting as of and for the years ended December 31, 2010 and 2009, contained a separate paragraph stating that “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in its development stage and has no operating revenue, limited capital resources and a loss from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the fiscal years ended December 31, 2010 and 2009 and subsequent thereto, there were no disagreements with SC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to SC’s satisfaction, would have caused SC to make reference in connection with their opinion to the subject matter of the disagreement, nor were there any “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

A letter from SC is attached as Exhibit 16.1 to this Form 8-K.

The Audit Committee is in the process of gathering information on audit firms with offices in Texas in order to obtain auditing services from an independent registered public accounting firm that is registered by the Texas State Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

16.1           Letter from Somekh Chaikin, a member of KPMG International, dated August 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: August 4, 2011	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer